Exhibit 5.1

Michael Best & Friedrich LLP Attorneys at Law

August 11, 2020

Cellectar Biosciences, Inc.
100 Campus Drive
Florham Park, New Jersey 07932

Re: S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Cellectar Biosciences, Inc. (the “Company”) a corporation organized under the laws of the State of Delaware, in connection with the registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement includes two prospectuses: (i) a base prospectus covering the sale and issuance of up to an aggregate offering price of $100,000,000 (the “Base Prospectus”) or the equivalent thereof, of an indeterminate number of securities consisting of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.00001 par value per share (the “Preferred Stock”), warrants to purchase any of the securities described above (the “Warrants”), units comprised of any combination of Common Stock, Preferred Stock or Warrants (“Units”), and subscription rights to purchase Common Stock, Preferred Stock, Warrants or Units (“Subscription Rights”); and (ii) a prospectus covering up to $14,500,000 (the “Sales Agreement Prospectus”) in shares of Common Stock that may be sold (the “Sales Agreement Shares” and together with Common Stock, Preferred Stock, Warrants, Units and Subscription Rights, the “Securities”) under the Sales Agreement, dated August 11, 2020, between the Company and Oppenheimer & Co. Inc (such agreement, the “Sales Agreement”). The Base Prospectus provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering the opinions set forth herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, instruments, agreements, certificates and public records, and we have made such inquiries of the officers of the Company and have investigated such matters of law as we deemed to be necessary to form a basis for the opinions expressed herein. We have relied upon and assumed: (i) the genuineness of all signatures of persons signing all documents in connection with which this opinion is rendered; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to authenticated original documents of all documents presented to us as certified, conformed, telefaxed or reproduced copies (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and the Securities will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

One South Pinckney Street, Suite 700 | Madison, WI 53703 | T 608.257.3501 | F 608.283.2275

michaelbest.com

August 11, 2020

Cellectar Biosciences, Inc.

Based on such examination, we are of the opinion that:

1.       With respect to shares of the Common Stock to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.       With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

August 11, 2020

Cellectar Biosciences, Inc.

3.       With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.       With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including the Securities underlying the Units) and related matters; and (b) the Units (and the Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.       With respect to the Subscription Rights, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Subscription Rights (including the Securities underlying the Subscription Rights) and related matters; and (b) the Subscription Rights (and the Securities underlying the Subscription Rights) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement duly authorized, executed and delivered in accordance with the terms thereof, then such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.       With respect to the Sales Agreement Shares, when certificates evidencing the Sales Agreement Shares have been duly executed, countersigned, issued and delivered against payment therefor of the consideration, all in accordance with the Sales Agreement, such Sales Agreement Shares will be validly issued, fully paid and non-assessable.

Our opinion that any document is legal, valid and binding is qualified as to:

a.       limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

b.       rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

c.       general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

August 11, 2020

Cellectar Biosciences, Inc.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

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Very truly yours,

Michael Best & Friedrich LLP

/s/ Michael Best & Friedrich LLP